[ACTEL LOGO OMITTED]

                                ACTEL CORPORATION

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                           To be held on May 19, 2000

TO THE SHAREHOLDERS:

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Actel Corporation, a California corporation (the "Company"), will be held on May 19, 2000, at 9:00 a.m. PDT in the Press Room at Embassy Suites, 2885 Lakeside Drive, Santa Clara, California 95054, for the following purposes:

1.       To  elect   directors  to  serve  until  the  next  Annual  Meeting  of
         Shareholders and until their successors are elected.

2. To approve the Company's 1986 Incentive Stock Option Plan as amended and restated to increase the number of shares reserved for issuance under the Plan by 5,000 and to extend the term of the Plan from March 2004 to February 2010.

3. To ratify the appointment of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending December 31, 2000.

4. To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

          Only shareholders of record at the close of business on March 27, 2000, are entitled to notice of and to vote at the Annual Meeting.

         All shareholders are cordially invited to attend the Annual Meeting in person. However, to ensure your representation at the Annual Meeting, you are urged to sign and return the enclosed Proxy as promptly as possible in the postage-prepaid, self-addressed envelope enclosed for that purpose. Any shareholder attending the Annual Meeting may vote in person even if such shareholder has returned a proxy.



                       BY ORDER OF THE BOARD OF DIRECTORS

                                                             David L. Van De Hey
                                                             Secretary
Sunnyvale, California
March 31, 2000

                                ACTEL CORPORATION

                     --------------------------------------

                               PROXY STATEMENT FOR

                       2000 ANNUAL MEETING OF SHAREHOLDERS


         The enclosed Proxy is solicited on behalf of the Board of Directors of Actel Corporation, a California corporation (the "Company"), for use at the Annual Meeting of Shareholders to be held on Friday, May 19, 2000, at 9:00 a.m. PDT, and at any adjournments thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Shareholders. The Annual Meeting will be held in the Press Room at Embassy Suites, 2885 Lakeside Drive, Santa Clara, California 95054. The telephone number at that address is (408) 496-6400.

         These proxy solicitation materials were mailed on or about April 7, 2000, to all shareholders entitled to vote at the Annual Meeting.


                 INFORMATION CONCERNING SOLICITATION AND VOTING

Record Date

         Holders of record of the Company's Common Stock at the close of business on March 27, 2000 (the "Record Date"), are entitled to notice of and to vote at the Annual Meeting. At the Record Date, 23,028,365 shares of the Company's Common Stock were issued and outstanding.

Revocability of Proxies

         Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by (i) delivering to the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date or (ii) attending the Annual Meeting and voting in person. The principal executive offices of the Company are located at 955 East Arques Avenue, Sunnyvale, California 94086. The Company's telephone number at that address is (408) 739-1010.

Voting and Solicitation

         Each shareholder is entitled to one vote for each share held on all matters.

         This solicitation of proxies is made by the Company and all related costs will be borne by the Company. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telefacsimile, or personal solicitation, without payment of additional compensation, by directors, officers, or regular employees of the Company.

Required Vote

         The quorum required to conduct business at the Annual Meeting or any adjournments thereof is a majority of the shares of Common Stock issued and outstanding on the Record Date. If a quorum is present, the five candidates receiving the highest number of affirmative votes shall be elected directors; votes against any candidate and votes withheld have no legal effect. The affirmative vote of the majority of the shares represented and "entitled to vote" are required to approve Proposal No. 2 (Approval of Amended and Restated 1986 Incentive Stock Option Plan). On every other proposal set forth herein, the affirmative vote of the majority of the shares represented at the Annual Meeting and "voting" is required for approval.

         Although there is no definitive California statute or case law as to the proper treatment of abstentions and broker nonvotes, the Company believes that both abstentions and broker nonvotes should be counted for purposes of determining the presence or absence of a quorum for the transaction of business. The Company also believes that neither abstentions nor broker nonvotes should be counted for purposes of determining the total number of shares represented and "voting" on each matter for which that is the required vote of the shareholders. The Company further believes that abstentions should be counted, but broker non-votes should not be counted, for purposes of determining the total number of shares represented and "entitled to vote" on each matter for which that is the required vote of the shareholders. In the absence of controlling precedent to the contrary, the Company intends to treat abstentions and broker nonvotes in the manner described in this paragraph.

Deadline for Receipt of Shareholder Proposals

         Proposals of shareholders of the Company that are intended to be presented by such shareholders at the Company's 2001 Annual Meeting of Shareholders must be received by the Company no later than December 8, 2000, in order to be considered for inclusion in the proxy statement and form of proxy relating to that meeting.

Share Ownership

         The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock by each person who is believed by the Company to have owned beneficially more than five percent of the outstanding shares of the Company's Common Stock as of the Record Date:

                                                      Amount and
                                                      Nature of
                                                     Beneficial       Percent of
Name and Address of Beneficial Owner                  Ownership        Class (1)
----------------------------------------------       -------------    ----------
James E. Crabbe...............................       1,998,408 (2)        8.8%
     121 SW Morrison, Suite 1400
     Portland, Oregon  97204

Mellon Financial Corporation..................       1,947,474 (3)        8.5%
     One Mellon Center
     Pittsburgh, Pennsylvania  12528

Thomson Horstmann & Bryant, Inc...............       1,242,450 (4)        5.4%
     Park 80 West, Plaza Two
     Saddle Brook, New Jersey  07663

(1) Calculated as a percentage of shares of Common Stock outstanding as of the Record Date.

(2)      As  reported by the  beneficial  owner as of December  31,  1999,  in a
         Schedule 13G (Amendment No. 1) filed with the Securities and Exchange Commission ("SEC") and dated February 9, 2000. The reporting person beneficially owns 545,000 shares of Common Stock as trustee of the James E. Crabbe Revocable Trust, and may also exercise dispository discretion over 1,453,408 shares and voting discretion over 1,341,908 shares of Common Stock held within client accounts managed by the reporting person's employer, Crabbe Huson Group, Inc., which is an investment adviser registered under Section 203 of the Investment Advisers Act of 1940. As reported in a Schedule 13G (Amendment No. 3) filed with the SEC and dated February 2, 2000, Crabbe Huson Group, Inc. has shared voting power with respect to 1,341,908 shares and shared dispositive power with respect to 1,453,408 shares of Common Stock. Crabbe Huson Group, Inc. does not directly own any shares of Common Stock and disclaims beneficial ownership of all shares owned by each of its clients and employees and also disclaims that a "group" within the meaning of Rule 13d-5(b) under the Securities Exchange Act of 1934 ("Exchange Act") has been or will be formed.

(3)      As  reported by the  beneficial  owner as of December  31,  1999,  in a
         Schedule 13G filed with the SEC and dated January 27, 2000. The reporting person has sole voting power with respect to 738,900 shares, shared voting power with respect to 135,900 shares, sole dispositive power with respect to 1,653,374 shares, and shared dispositive power with respect to 294,100 shares of Common Stock. All of the shares are beneficially owned by the reporting person and direct or indirect subsidiaries in their various fiduciary capacities. As a result, another entity in every instance is entitled to dividends or proceeds of sale. The reporting person, on behalf of itself and its direct and indirect subsidiaries, including Mellon Bank, N.A., disclaims beneficial ownership of any such shares for the purposes of Section 13(d) or 13(g) of the Exchange Act.

(4)      As  reported by the  beneficial  owner as of December  31,  1999,  in a
         Schedule 13G (Amendment No. 1) filed with the SEC and dated January 11, 2000. The reporting person, which is an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, has sole voting power with respect to 738,900 shares of Common Stock, shared voting power with respect to 28,000 shares of Common Stock, and sole dispositive power with respect to 1,242,450 shares of Common Stock.

                     PROPOSAL NO. 1 -- ELECTION OF DIRECTORS

Nominees

         A board of five directors is to be elected at the Annual Meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Company's nominees named below. If any nominee of the Company is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. The Company is not aware of any nominee who will be unable or will decline to serve as a director. The term of office of each person elected as a director will continue until the next Annual Meeting and until a successor has been elected.

         The Board of Directors recommends that shareholders vote "FOR" the nominees listed below:

                                                                                           Director
          Name of Nominee                Age        Principal Occupation                     Since
-------------------------------------   -----   ----------------------------------------   --------
John C. East.........................     55    President and Chief Executive Officer        1988
                                                Actel Corporation
Jos C. Henkens (1)(2)................     47    General Partner                              1988
                                                Advanced Technology Ventures
Jacob S. Jacobsson (2)...............     46    President and Chief Executive Officer        1998
                                                SCS Corporation
Frederic N. Schwettmann (1)(2).......     60    Retired                                      1990
Robert G. Spencer (1)................     56    Principal                                    1989
                                                The Spencer Group

-----------------------------------------
(1)......Member of Audit Committee.

(2)......Member of Compensation Committee.


         Mr. East has served as President, Chief Executive Officer, and a director of the Company since December 1988. Mr. East also serves, at the Company's request, as a director of Adaptec, Inc. and SCS Corporation, a private company located in San Diego.

         Mr. Henkens has been a director of the Company since April 1988. He also served as a director of the Company from October 1985 to July 1986. Mr. Henkens has been a general partner of Advanced Technology Ventures, a venture capital firm, for the past five years. Mr. Henkens also serves as a director of Credence Systems Corporation, Objectshare, Inc., and various private companies.

         Mr. Jacobsson has been a director of the Company since May 1998. He has been President, Chief Executive Officer, and a director of SCS Corporation, a privately-held, fabless semiconductor company in the Radio Frequency Identification area, for the past five years. Mr. Jacobsson also serves as a director of another private company.

         Mr. Schwettmann has been a director of the Company since April 1990. He is retired. Mr. Schwettmann was President, Chief Operating Officer, and a director of Read-Rite Corporation, the leading independent supplier of thin-film magnetic recording heads for Winchester disk drives, from May 1993 until September 1997. From June 1990 to May 1993, Mr. Schwettmann served on the Company's Board of Directors as the representative of Hewlett-Packard Company, where he was Vice President and General Manager of the Circuit Technologies Group. Mr. Schwettmann also serves as a director of SDL Incorporated.

         Mr. Spencer has been a director of the Company since February 1989. He has been the principal of The Spencer Group, a consulting firm, for the past five years.

         There is no family relationship between any director or executive officer of the Company and any other director or executive officer of the Company.

Board Meetings and Committees

         During the Company's 1999 fiscal year, which ended January 2, 2000, the Board of Directors held four meetings, the Board's Audit Committee held three meetings, and the Board's Compensation Committee held two meetings. No director attended fewer than 75% of the aggregate of (i) the number of meetings of regularly scheduled and special meetings of the Board of Directors and (ii) the total number of meetings held by all committees of the Board of Directors on which he served.

         The Audit Committee, which currently consists of Messrs. Henkens, Schwettmann, and Spencer, reviews the results and scope of the audit and other services provided by the Company's independent auditors. The Compensation Committee, which currently consists of Messrs. Henkens, Jacobsson, and Schwettmann, approves salary, benefit, and incentive compensation matters. The Board of Directors does not have a nominating committee or a committee performing the functions of a nominating committee.

Director Compensation

         Cash Compensation

         Directors who are not employees of the Company receive compensation for their services as directors at the rate of $1,500 per Board meeting attended and $1,000 per committee meeting attended. In addition, nonemployee directors receive an annual retainer of $12,000. Directors are also reimbursed for reasonable out-of-pocket expenses incurred in the performance of their duties.

         1993 Directors' Stock Option Plan

         The Company's 1993 Directors' Stock Option Plan (the "Director Plan") provides for the grant of nonstatutory stock options to nonemployee directors of the Company. If the Company's nominees are elected, four of the Company's directors (Messrs. Henkens, Jacobsson, Schwettmann, and Spencer) will be eligible to receive option grants under the Director Plan.


               PROPOSAL NO. 2 -- APPROVAL OF AMENDED AND RESTATED
                        1986 INCENTIVE STOCK OPTION PLAN

General

         The Company's 1986 Incentive Stock Option Plan (the "Option Plan") was approved by the Board of Directors in January 1986 and by the shareholders in May 1986. Since then, the Board and the Company's shareholders have approved numerous amendments to the Option Plan, including increases in the number of shares of Common Stock issuable under the Option Plan.

         The Option Plan provides for the granting to employees of incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and for the granting of nonstatutory options to employees, consultants (including sales representatives), and directors. See "Certain Federal Income Tax Information" below for information concerning the tax treatment of both incentive stock options and nonstatutory stock options. At December 31, 1999, options to purchase a total of 3,831,497 shares of Common Stock had been exercised and not repurchased; options to purchase a total of 4,471,415 shares were outstanding at a weighted average exercise price of $12.90 per share; and 4,590 shares remained available for future option grants under the Option Plan. See "Amended Plan Benefits" below for disclosure regarding the approximate dollar value and number of options to purchase shares that were allocated to officers and employees under the Option Plan in 1999.

         Shareholder approval is hereby being sought for approval of the Option Plan as amended and restated by the Board of Directors on February 18, 2000, to increase the number of shares reserved for issuance under the Plan by 5,000 and to extend the term of the Plan from March 2004 to February 2010. The Board believes that extension of the Option Plan will provide an adequate reserve of shares for future issuance under the Option Plan, which is necessary to enable the Company to compete successfully with other companies to attract and retain valuable employees.

         The Board of Directors recommends that shareholders vote "FOR" the amendment to the Option Plan. An abstention will have the same effect as a vote against approval of the proposed Option Plan amendments.

Summary of the Option Plan

         The Option Plan is not a  qualified  deferred  compensation  plan under
Section 401(a) of the Code, and it is not subject to the Employee Retirement Income Security Act of 1974, as amended.

         The essential features of the Option Plan, as amended and restated, are summarized below. This summary does not purport to be complete and is subject to, and qualified by, reference to all provisions of the Option Plan, a copy of which will be provided to you free of charge upon request.

         Purposes

         The purposes of the Option Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive for employees and consultants of the Company, and to promote the success of the Company's business.

         Administration

         The Option Plan may be administered by different bodies with respect to optionees who are directors, officers who are not directors, and employees of the Company who are neither officers nor directors. With respect to the grant of options to employees who are also officers and directors, subject to Section 16 of the Exchange Act, the Option Plan shall be administered by (i) the Board of Directors of the Company, provided that the Board may do so in compliance with Rule 16b-3 promulgated under the Exchange Act, or (ii) a committee designated by the Board and constituted in such a manner as to comply with Rule 16b-3. With respect to grants to employees or consultants who are neither officers nor directors of the Company, the Option Plan shall be administered by the Board or by a committee of the Board. The Option Plan is currently administered by the Compensation Committee of the Board.

         The administrators of the Option Plan have full power to select, from among the employees and consultants of the Company eligible for awards, the individuals to whom awards will be granted, to make any combination of awards to any participant, and to determine the specific terms of each grant, subject to the provisions of the Option Plan. The interpretation and construction of any provision of the Option Plan by the administrators shall be final and conclusive. Members of the Board receive no additional compensation for their services in connection with the administration of the Option Plan.

         Eligibility

         The Option Plan provides that options may be granted to employees (including officers and directors who are also employees) and consultants of the Company or its parent, if any, or subsidiary. Incentive stock options may only be granted to employees. The Board of Directors or its committee selects the individuals to whom options will be granted and determines the number of shares to be represented by each option as well as the terms thereof.

         Grant Limitation

         The Option Plan limits the number of shares that may be granted to an employee under the Option Plan to 500,000 in any fiscal year. This limit is subject to appropriate adjustment in the event of stock splits, reverse stock splits, and the like. The purpose of this limit, which is intended to comply with Section 162(m) of the Code and the regulations thereunder, is to preserve the Company's ability to deduct in full any compensation expense related to employee stock options.

         Stock Options

         Each option granted under the Option Plan is to be evidenced by a written stock option agreement between the Company and the optionee and is subject to the following additional terms and conditions:

                  Exercise of the Option. The Board or its committee determines on the date of grant when options become exercisable. An option is exercised by giving written notice of exercise to the Company specifying the number of full shares of Common Stock to be purchased and tendering payment of the purchase price to the Company. The acceptable methods of payment for shares issued upon exercise of an option are set forth in the option agreement and may consist of (i) cash, (ii) check, (iii) promissory note, (iv) shares of Common Stock,
         (v) the delivery of a properly executed exercise notice together with such other documentation as the Board and the broker, if applicable, shall require to effect an exercise and delivery to the Company the amount of sale or loan proceeds required to pay the exercise price,
         (vi) any combination of the foregoing methods, or (vii) such other consideration and method of payment permitted under applicable law.

                  Exercise Price. The exercise price of options granted under the Option Plan is determined on the date of grant. In the event of the grant of a nonstatutory option below the fair market value, the difference between fair market value on the date of grant and the exercise price would be treated as a compensation expense for accounting purposes and would therefore affect the Company's earnings. In the case of options granted to an employee who at the time of grant owns more than 10% of the voting power of all classes of stock of the Company or any parent or subsidiary, the exercise price must be at least 110% of the fair market value per share of the Common Stock at the time of grant. The exercise price of incentive stock options must be at least 100% of the fair market value per share at the time of grant.

                  The fair market value of a share of Common Stock shall be the closing sales price for such stock as quoted on the Nasdaq National Market on the date of grant. If the Common Stock of the Company is traded on Nasdaq (but not on the Nasdaq National Market) or regularly quoted by a recognized securities dealer, but selling prices are not reported, the fair market value of a share of Common Stock of the Company shall be the mean between the bid and asked prices for the Common Stock on the date of grant.

                  Termination. If the optionee's employment or consulting relationship with the Company is terminated for any reason (other than death or total and permanent disability), options may be exercised within 30 days (or such other period of time not exceeding three months as is determined by the Board or its committee) after such termination as to all or part of the shares as to which the optionee was entitled to exercise at the date of such termination, provided that the option is exercised no later than its expiration date.

                  Disability. If an optionee is unable to continue his or her employment or consulting relationship with the Company as a result of total and permanent disability, options may be exercised at any time within six months (or such other period of time not exceeding 12 months as is determined by the Board or its committee) from the date of disability to the extent such options were exercisable at the date of disability, provided that the option is exercised no later than its expiration date.

                  Death. If an optionee dies while serving as an employee or consultant of the Company, options become fully vested may be exercised at any time within 12 months after the date of death by the optionee's estate or a person who acquired the right to exercise the option by bequest or inheritance, provided that the option is exercised no later than its expiration date.

                  Term and Termination of Options. At the time an option is granted, the Board or its committee determines the period within which the option may be exercised. The form of option agreement provides that options granted under the Option Plan expire 10 years from the date of grant. In no event may the term of an incentive stock option be longer than 10 years. No option may be exercised by any person after the expiration of its term. An incentive stock option granted to an optionee who, at the time such option is granted, owns more than 10% of the voting power of all classes of stock of the Company may not have a term of more than five years.

                  Nontransferability of Options. An option is not transferable by the optionee, other than by will or the laws of descent and distribution, and is exercisable during the optionee's lifetime only by the optionee.

                  Other Provisions. The option agreement may contain such other terms, provisions, and conditions not inconsistent with the Option Plan as may be determined by the Board or its committee.

         Stock Subject to the Option Plan

         The Option Plan provides that the aggregate number of shares that may be optioned and sold under the Plan is increased annually on the first day of each fiscal year by such amount as is necessary to make the total number of shares available for grant under the Option Plan equal to 5% of the Company's Common Stock issued and outstanding at the close of business on the last day of the immediately preceding fiscal year (the "Annual Replenishment"). Following the Annual Replenishment on January 3, 2000, a total of 9,391,410 shares of Common Stock were reserved for issuance under the Option Plan, of which 1,121,121 shares were available for future option grants (including 885,781 shares available for issuance as incentive stock options).

         Adjustments; Dissolutions; Mergers and Asset Sales

         In the event any change, such as a stock split or dividend, is made in the Company's capitalization that results in an increase or decrease in the number of outstanding shares of Common Stock without receipt of consideration by the Company, an appropriate adjustment shall be made in the number of shares under the Option Plan and the price per share covered by each outstanding option.

         In the event of the proposed dissolution or liquidation of the Company, all outstanding options will terminate immediately prior to the consummation of such proposed action. However, the Board may, in its discretion, make provision for accelerating the exercisability of shares subject to options under the Option Plan in the event of such a proposed dissolution or liquidation.

         In the event of the merger of the Company with or into another corporation or a proposed sale of all or substantially all of the assets of the Company, each outstanding option shall be assumed or substituted by the successor corporation. However, if a successor does not so assume or substitute, each participant shall have the right to exercise the option as to all shares subject to such option, including shares as to which the option would not otherwise be exercisable.

         Amendment and Termination

         The Board may amend the Option Plan at any time or from time to time or may terminate the Option Plan without approval of the shareholders, except that shareholder approval is required for any amendment to the Option Plan requiring shareholder approval under applicable law as in effect at the time. However, no action by the Board of Directors or shareholders may alter or impair any option previously granted under the Option Plan. The Board may accelerate the vesting of any option or waive any condition or restriction pertaining to such option at any time. The Board may also substitute new stock options for previously granted stock options, including previously granted stock options having higher option prices, and may reduce the exercise price of any option to the then-current fair market value if the fair market value of the Common Stock covered by such option shall have declined since the date the option was granted. Unless further extended or earlier terminated, the Option Plan shall terminate on February 18, 2010. Any options outstanding under the Option Plan at the time of its termination shall remain outstanding until they expire by their terms.

Certain Federal Income Tax Information

         An optionee who is granted an incentive stock option will not recognize taxable income either at the time of grant or exercise, although the exercise may subject the optionee to the alternative minimum tax. Upon the sale or exchange of the shares more than two years after grant of the option and one year after exercise, any gain or loss will be treated as long-term capital gain or loss. If these holding periods are not satisfied, the optionee will recognize ordinary income at the time of sale or exchange equal to the difference between the exercise price and the lower of (i) the fair market value of the shares at the date of the option exercise and (ii) the sale price of the shares.

         An optionee will not recognize any taxable income at the time he or she is granted a nonstatutory option. However, upon its exercise, the optionee will recognize taxable income generally measured as the excess of the then fair market value of the shares purchased over the purchase price. Any taxable income recognized in connection with an option exercise by an optionee who is also an employee of the Company will be subject to tax withholding by the Company. Upon resale of such shares by the optionee, any difference between the sales price and the optionee's purchase price, to the extent not recognized as taxable income as described above, will be treated as long-term or short-term capital gain or loss, depending on the holding period. The Company will be entitled to a tax deduction in the same amount as the ordinary income recognized by an optionee with respect to shares acquired upon exercise of an option.

         The foregoing summary of the federal income tax consequences of Option Plan transactions is based upon federal income tax laws in effect on the date of this Proxy Statement. This summary does not purport to be complete, and does not discuss foreign, state, or local tax consequences.

         The following table summarizes the approximate dollar value and number of options to purchase shares that were allocated pursuant to the Option Plan in the last completed fiscal year to (i) the executive officers named in the Summary Compensation Table, (ii) all executive officers as a group, and (v) all employees who are not executive officers as a group. Only directors who are also executive officers of the Company are eligible to receive options under the Option Plan.

                              Amended Plan Benefits

                                                         1986 Incentive Stock
                                                             Option Plan (1)
                                                        ------------------------
                                                                         Number
                                                                       of Option
                                                          Dollar         Shares
    Name and Position                                     Value (2)      Granted
------------------------------------------------------   ----------   ----------

John C. East .........................................   $1,858,750      175,000
    Chief Executive Officer and President

Carl N. Burrow .......................................      536,875       50,000
    Vice President of Marketing

Esmat Z. Hamdy .......................................      573,875       54,000
    Senior Vice President of Technology and Operations

Paul V. Indaco .......................................    1,919,063      180,000
    Vice President of Sales

Fares N. Mubarak .....................................      536,875       50,000
    Vice President of Engineering

Executive Officer Group (10 Persons) .................    9,067,232      894,314

Non-Executive Officer Employee Group .................    8,162,455      975,241



(1) Future benefits under the Option Plan are not determinable because the value of options depends on the market price of the Company's Common Stock on the date of grant. In addition, grants of options under the Option Plan are at the discretion of the Company's Board of Directors.

(2) Indicates the difference between the exercise price of the options granted and $24.00, the closing price of the Company's Common Stock on December 31, 1999, the last business day in fiscal 1999.

                PROPOSAL NO. 3 -- RATIFICATION OF APPOINTMENT OF
                              INDEPENDENT AUDITORS

         The Board of Directors has selected Ernst & Young LLP to audit the financial statements of the Company for the current fiscal year, which ends December 31, 2000. The Board of Directors recommends that shareholders vote "FOR" ratification of the selection of Ernst & Young LLP as the Company's independent auditors. In the event of a negative vote, the Board will reconsider its selection.

         Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they so desire, and are expected to be available to respond to appropriate questions.

                                OTHER INFORMATION

Security Ownership of Management

         The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of the Record Date by (i) each director, (ii) each officer named in the Summary Compensation Table, and
(iii) all directors and officers as a group:

                                                                         Shares         Percentage
                                                                      Beneficially     Beneficially
                                       Name                             Owned (1)        Owned (2)
--------------------------------------------------------------------- -------------    ------------

John C. East (3).....................................................       273,588        1.19%

Carl N. Burrow (4)...................................................        17,219          *

Esmat Z. Hamdy (5)...................................................        56,117          *

Jos C. Henkens (6)...................................................        21,922          *

Paul V. Indaco (7)...................................................        37,413          *

Jacob S. Jacobsson (8)...............................................         7,500          *

Fares N. Mubarak (9).................................................        37,508          *

Frederic N. Schwettmann (10).........................................        27,500          *

Robert G. Spencer (10)...............................................        36,166          *

All Directors and Executive Officers as a Group (14 persons) (11)....       653,598        2.84%

  *      Less than one percent.

(1) Except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons and entities named in the table have sole voting and sole investment power with respect to all shares of Common Stock beneficially owned.

(2) Calculated as a percentage of shares of Common Stock outstanding as of the Record Date.

(3) Includes 189,363 shares issuable pursuant to stock options that are exercisable within 60 days after the Record Date.

(4) Includes 17,219 shares issuable pursuant to stock options that are exercisable within 60 days after the Record Date.

(5) Includes 17,062 shares issuable pursuant to stock options that are exercisable within 60 days after the Record Date.

(6) Includes 18,125 shares issuable pursuant to stock options that are exercisable within 60 days after the Record Date.

(7) Includes 35,000 shares issuable pursuant to stock options that are exercisable within 60 days after the Record Date.

(8) Includes 7,500 shares issuable pursuant to stock options that are exercisable within 60 days after the Record Date.

(9) Includes 37,508 shares issuable pursuant to stock options that are exercisable within 60 days after the Record Date.

(10) Includes 27,500 shares issuable pursuant to stock options that are exercisable within 60 days after the Record Date.

(11) Includes 468,013 shares issuable pursuant to stock options that are exercisable within 60 days after the Record Date.

Certain Transactions

         On February 3, 2000, David L. Van De Hey, the Company's Vice President & General Counsel, exercised options to purchase 34,952 shares of Common Stock and, as permitted under the Option Plan, tendered a promissory note for payment of the $367,674.25 purchase price. The promissory note is a full-course obligation secured by the shares purchased. The note has a three-year term and bears interest at the rate of 6.11% per annum, compounded semiannually.

Executive Compensation

         Summary of Officer Compensation

         The following table sets forth information concerning the compensation of the five mostly highly compensated executive officers who were serving as executive officers of the Company at the end of the last completed fiscal year:

                                                    Summary Compensation Table (1)

                                                                                                  Long Term
                                                                                                Compensation
                                                                                                ------------
                                                               Annual Compensation                   Awards
                                                      ----------------------------------------  ------------
                                                                                  Other Annual    Underlying
     Name and Principal Position                      Year    Salary   Bonus (2)  Compensation       Options
---------------------------------------------------  -----  ---------  ---------  ------------  ------------
John C. East ......................................   1999   $351,700   $163,960      $      0       175,000
   President and Chief Executive Officer ..........   1998    328,468     92,643             0       120,000
                                                      1997    319,731     36,323             0        90,000

Carl N. Burrow ....................................   1999    235,813     91,118             0        50,000
   Vice President of Marketing ....................   1998    218,750     51,975             0       108,333
                                                      1997    144,995     42,225         5,750         9,342

Esmat Z. Hamdy ....................................   1999    268,443     98,731             0        54,000
   Senior Vice President of Technology & Operations   1998    237,975     55,787             0        65,000
                                                      1997    212,908     21,517             0        23,700

Paul V. Indaco ....................................   1999    210,897     79,172        46,103 (4)   180,000
   Vice President of Sales

Fares N. Mubarak ..................................   1999    238,000     97,824             0        50,000
   Vice President of Engineering ..................   1998    187,500     44,550             0       115,003
                                                      1997    137,497     16,448             0         8,000

-------------------------------------------------------

(1) Except as set forth in this table, there was no reportable compensation awarded to, earned by, or paid to the named executive officers in 1999.

(2)      Part of the 1999 bonus was paid in January 2000.

(3)      Other compensation in 1997 related to car allowance.

(4)      Other compensation in 1999 related to car allowance and a hiring bonus.

         Option Grants

         The following table sets forth certain information with respect to stock options granted during 1999 to each of the executive officers named in the Summary Compensation Table:

                                                   Option Grants in Last Fiscal Year

                                                                                           Potential Realizable Value at Assumed
                                                                                          Annual Rates of Stock Price Appreciation
                                                       Individual Grants (1)                        for Option Term (2)
                                        -----------------------------------------------   -----------------------------------------
                                                     % of Total
                                                      Options
                                         Number of   Granted to
                                        Securities    Employees    Per Share
                                        Underlying    in Fiscal    Exercise   Expiration
     Name                               Options (3)     Year         Price      Date        0%             5%                10%
------------------------------------    -----------   -------    -----------   --------   -------   --------------   --------------
John C. East........................    100,000 (4)     4.32%    $    13.063   03/01/09   $     0   $      821,494   $    2,081,826
                                         15,000 (5)     0.65%         14.750   07/01/09         0          139,143          352,616
                                         60,000 (6)     2.59%         13.563   08/06/09         0          511,763        1,296,908

Carl N. Burrow......................     30,000 (4)     1.29%         13.063   03/01/09         0          246,448          624,548
                                         20,000 (6)     0.86%         13.563   08/06/09         0          170,588          432,303

Esmat Z. Hamdy......................     30,000 (4)     1.29%         13.063   03/01/09         0          246,448          624,548
                                          4,000 (5)     0.17%         14.750   07/01/09         0           37,105           94,031
                                         20,000 (6)     0.86%         13.563   08/06/09         0          170,588          432,303

Paul V. Indaco......................    140,000 (7)     6.04%         13.063   03/01/09         0        1,150,091        2,914,557
                                         25,000 (5)     1.08%         14.750   07/01/09         0          231,905          587,693
                                         15,000 (6)     0.65%         13.563   08/06/09         0          127,941          324,227

Fares N. Mubarak....................     30,000 (4)     1.29%         13.063   03/01/09         0          246,448          624,548
                                         20,000 (6)     0.86%         13.563   08/06/09         0          170,588          432,303

-------------------------------------------------------

(1) The exercise price of these options is equal to the fair market value of the Company's Common Stock on the date of grant. The options expire 10 years from the date of grant, are not transferable by the optionee (other than by will or the laws of descent and distribution), and are exercisable during the optionee's lifetime only by the optionee. To the extent exercisable at the time of termination, options may be exercised within 30 days following termination of the optionee's employment with the Company, unless termination is the result of total and permanent disability, in which case the options may be exercised at any time within six months following termination, or unless termination is the result of death, in which case the options become fully vested and may be exercised at any time within 12 months following death by the optionee's estate or a person who acquired the right to exercise the option by bequest or inheritance.

(2) The 0%, 5%, and 10% assumed annual rates of appreciation are mandated by the rules of the SEC and do not represent the Company's estimate or projection of future Common Stock prices. The "potential realizable value" at the assumed rates of appreciation was calculated using the applicable exercise price as the base.

(3)      Options   vest  and  are  fully   exercisable   upon  an   "involuntary
         termination" of employment other than for "cause" following a "change of control" of the Company.

(4) Option began vesting on March 1, 1999 and vests 6.25% quarterly until March 1, 2003.

(5) Option vests and is exercisable 100% six months following a "change of control" of the Company.

(6) Option began vesting August 1, 1999 and vests 50% on August 1, 2001, then quarterly at a rate of 6.25% until August 1, 2003.

(7) Option began vesting March 1, 1999 and vests 25% on March 1, 2000, then quarterly at a rate of 6.25% until March 1, 2003.

         Option Values

         The following table sets forth certain information concerning the number of options exercised during 1999 by the executive officers named in the Summary Compensation Table, as well as the number and aggregate value of shares covered by both exercisable and unexercisable stock options held by such executive officers as of January 2, 2000, the end of the fiscal year.

                              Aggregated Option Exercises in Last Fiscal Year
                                    and Fiscal Year End Option Values

                                              Number of Securities Underlying      Value of Unexercised
                                                Unexercised Options at Fiscal  In-the-Money Options at Fiscal
                                                           Year-End                    Year-End (1)
                                                  --------------------------    --------------------------
                        Shares
                       Acquired       Value                          Not                           Not
     Name             On Exercise  Realized (2)   Exercisable    Exercisable    Exercisable    Exercisable
--------------------  -----------  ------------   -----------    -----------    -----------    -----------
John C. East .......       66,386   $  616,969        219,364        441,250     $2,851,487     $4,998,109

Carl N. Burrow .....        1,900       23,156         30,913        143,958        357,909      1,694,135

Esmat Z. Hamdy .....       34,450      342,906         18,438        160,641        181,008      1,850,340

Paul V. Indaco .....            0            0              0        180,000              0      1,919,063

Fares N. Mubarak ...            0            0         38,686        144,399        425,061      1,701,214

-------------------------------------------------------

(1) Calculated on the basis of the difference between the closing market price as of the fiscal year end ($24.00) and the exercise price.

(2) Calculated on the basis of the difference between the closing market price as of the exercise date and the exercise price, or in the case where the exercised option is sold on the same day, the difference between the sale price and the exercise price.

         Change-in-Control Arrangements

         The Company and its executive officers have entered into Management Continuity Agreements, which are designed to ensure continued service in the event of a "change of control." Each Agreement provides for accelerated vesting of an officer's stock options outstanding at the time of a change in control if the officer dies or in the event of an "involuntary termination" of the officer's employment other than for "cause" following the change of control.

         The Board of Director's Compensation Committee has granted to the Company's executive officers options that vest six months after a "change of control." These options are intended to approximate the benefit that the executive officers would receive if they were eligible under the Company's Employee Retention Plan. The Employee Retention Plan provides that all Company employees other than executive officers who hold unvested stock options under the Option Plan as of the date of any "change of control" of the Company shall receive, upon remaining in the employ of the Company for six months following the date of such change of control (or earlier, if terminated other than for "cause" prior to the end of such six month period), an amount equal to one-third of the aggregate "spread" on their unvested options as of the date of such change of control. Payment shall be made in common stock of the acquirer. For this purpose, the "spread" is defined as the difference between the change-of-control price and the option exercise price.

         "Change of control" is defined as (i) acquisition by any person of beneficial ownership of more than 30% of the combined voting power of the Company's then-outstanding securities; (ii) a change of the majority of the Board of Directors within a two-year period; (iii) the consummation of a merger or consolidation of the Company with any other corporation that has been approved by the shareholders of the Company, other than a merger or consolidation that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent at least 50% of the total voting power represented by the voting securities of the Company or the surviving entity outstanding immediately after such merger or consolidation; or (iv) approval by the shareholders of the Company of a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

Compensation Committee Report

         The following report is provided to shareholders by the members of the Compensation Committee of the Board of Directors.

         Background

         Since the Company's incorporation in 1986, the Compensation Committee, which is a standing committee of the Board of Directors, has been primarily responsible for establishing and reviewing the Company's management compensation policies. Since the Company's initial public offering in August 1993, the Compensation Committee has formally administered the Company's management compensation policies and plans, including the 1986 Incentive Stock Option Plan and the 1993 Employee Stock Purchase Plan. The Compensation Committee has the same authority as the Board to act on all compensation matters, except for actions requiring shareholder approval or related to the compensation of directors.

         No member of the Compensation Committee is a former or current officer or employee of the Company. The current members of the Compensation Committee are Jos C. Henkens, Jacob S. Jacobsson, and Frederic N. Schwettmann. Mr. Henkens has been a member of the Compensation Committee since 1986, Mr. Jacobsson since 1998, and Mr. Schwettmann since 1993. Meetings of the Compensation Committee are attended by the Company's Vice President of Human Resources or Finance, who provides background and market information and makes executive compensation recommendations but does not vote on any matters before the Compensation Committee.

         Compensation Policy

         There are three major elements of the Company's executive compensation program. The first element is annual cash compensation in the form of base salary and incentive bonuses. The second element is long-term incentive stock options, which are designed to align compensation incentives with shareholder goals. The third element is compensation and employee benefits generally available to all employees of the Company, such as the 1993 Employee Stock Purchase Plan, health insurance, and a 401(k) plan.

         The Compensation Committee establishes the compensation of each officer principally by considering the average compensation for officers in similar positions with 20 companies in the semiconductor, software, and CAE industries that have annual revenues between $100 million and $999 million (the "Reference Group"). The purpose of monitoring the Reference Group is to provide a stable and continuing frame of reference for compensation decisions. Most of the companies in the Reference Group are included in the Nasdaq Electronic Component Stocks index (see "Company Stock Performance" below). The composition of the Reference Group is subject to change from year to year based on the Committee's assessment of comparability, including the extent to which the Reference Group reflects changes occurring within the Company and in the industry as a whole. The Company's policy is to have officer compensation near the average of the Reference Group.

         After analyzing Reference Group base salaries as compared with salaries of the Company's officers, the Compensation Committee determines an annual salary increase budget. In August 1999, the Committee approved base salary increases averaging approximately 6% for the Company's officers. The salary increase budget is then allocated among officers on the basis of individual performance (during the preceding 12 months) against objectives related to their respective areas of responsibility. Performance objectives are proposed by individual officers, negotiated by the executive staff, and approved by the Compensation Committee with the advice of the Chief Executive Officer.

         Under the Company's Executive Bonus Plan for 1999, incentive cash payments were based on the Company's revenues and profits, the achievement of corporate goals, and the growth of the Company relative to its principal competitors. The revenue and profitability objectives were established in the Plan on a sliding scale, so that the percentage achievement of each was determinable objectively at the end of the year. The corporate goals for 1999 included engineering, selling, marketing, operational, and financial objectives, which were weighted in the order indicated. The engineering objectives included silicon, software, and process goals. The selling objectives included sales and design win goals. The marketing objectives included training, sales collateral, and product planning goals. The operational and financial objectives included gross margin, cost reduction, and customer service goals. The revenue, profitability, and corporate goals were given equal (33.3%) weight under the Executive Bonus Plan. This measure of performance was then to be multiplied by the target bonus under the Plan, which was 50% of base salary for each officer (other than the Chief Executive Officer). This, in turn, was then subject to a "competitive adjustment" multiple, which ranged from 70% to 150% and was also determinable objectively at the end of the year. In 1999, the Company achieved 116% of the revenue objective and 130% of the profitability objective (which equal 38.7% and 43.3%, respectively, after applying the 33.3% weighting factor). In January 1999, the Compensation Committee determined that the Company had achieved 76% of the corporate goals, which equals 25.3% after applying the 33.3% weighting factor. The sum of these three weighted numbers is 107.3%, which equals 53.7% after applying the 50% target under the Plan. In 1999, the "competitive adjustment" multiple was 70% because the Company lost market share to all three of its major competitors. The result was bonus payments to officers (other than the Chief Executive Officer) for 1999 that averaged approximately 37.6% of base salary. Estimated bonuses were paid under the Executive Bonus Plan in December 1999, and the balance was paid in January 2000. The Committee believes the bonus amount for 1999 was reasonable in light of the Company's operating results.

         The Company believes that executive officers should hold substantial, long-term equity stakes in the Company so that the interests of executive officers will coincide with the interests of the shareholders. As a result, stock or stock options constitute a significant portion of the compensation paid by the Company to its officers. After analyzing the practices of the Reference Group, the Compensation Committee determines an annual budget for option grants to the Company's employees and officers. In granting stock options to officers, the Compensation Committee considers a number of factors, such as the officer's position, responsibility, and equity interest in the Company, and evaluates the officer's past performance and future potential to influence the long-term growth and profitability of the Company. After taking these considerations into account, the Compensation Committee in 1999 granted the options to purchase shares of Common Stock to Messrs. East, Burrow, Hamdy, Indaco, and Mubarak shown on the "Option Grants" table. All of such options were granted at the value of the Company's Common Stock on the date of grant.

         Compensation of Chief Executive Officer

         The Compensation Committee generally uses the same factors and criteria described above in making compensation decisions regarding the Chief Executive Officer. In 1999, Mr. East's annual base salary was adjusted from $343,122 to $363,709, an increase of 6%. Mr. East's 1999 bonus was determined under the Company's Executive Bonus Plan in the manner described above (except that his target bonus is equal to 60% of his base salary) and resulted in a payment of $163,960, or approximately 45.1% of his base salary.

         Deductibility of Executive Compensation

         Beginning in 1994, the Code limited the federal income tax deductibility of compensation paid to the Company's chief executive and to each of the other four most highly compensated executive officers. For this purpose, compensation can include, in addition to cash compensation, the difference between the exercise price of stock options and the value of the underlying stock on the date of exercise. The Company may deduct compensation with respect to any of these individuals only to the extent that during any fiscal year such compensation does not exceed $1 million or meets certain other conditions (such as shareholder approval). Considering the Company's current compensation plans and policy, the Company and the Compensation Committee believe that, for the near future, there is little risk that the Company will lose any significant tax deduction relating to executive compensation. If the deductibility of executive compensation becomes a significant issue, the Company's compensation plans and policy will be modified to maximize deductibility if the Company and the Compensation Committee determine that such action is in the best interests of the Company.

                                                         Jos C. Henkens
                                                         Jacob S. Jacobsson
                                                         Frederic N. Schwettmann

Compensation Committee Interlocks and Insider Participation

         No member of the Compensation Committee is an officer or employee of the Company or any of its subsidiaries, and no officer or employee of the Company or any of its subsidiaries has served as a member of the Compensation Committee since the Company's initial public offering.

Company Stock Performance

         The following graph shows a comparison of cumulative total return for the Company's Common Stock, The Nasdaq Stock Market (US), and Nasdaq Electronic Component Stocks. In preparing the graph, it was assumed that (i) $100 was invested on December 31, 1994, in the Company's Common Stock, The Nasdaq Stock Market (US), and Nasdaq Electronic Component Stocks and (ii) all dividends were reinvested.

                      Comparison of Cumulative Total Return

                                [GRAPHIC OMITTED]

                                      12/31/94  12/31/95  12/31/96  12/31/97  12/31/98  12/31/99
                                      --------  --------  --------  --------  --------  --------
Nasdaq Stock Market..................   $100      $141      $174      $213      $300      $542

Nasdaq Electronic Components Stocks..   $100      $166      $286      $300      $464      $910

Actel Corporation....................   $100      $130      $288      $153      $242      $291

The closing price of the Company's Common Stock on December 31, 1999, was $24.00. The closing price of the Company's Common Stock on March 31, 2000, was $35.6875.

                          COMPLIANCE WITH SECTION 16(a)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

         To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company, all directors, officers, and beneficial owners of more than ten percent of Common Stock of the Company filed with the SEC on a timely basis all reports required by Section 16(a) of the Exchange Act during the Company's most recent fiscal year.

                                  OTHER MATTERS

         The Company knows of no other matters to be submitted to the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as the Board of Directors may recommend.

                                              BY ORDER OF THE BOARD OF DIRECTORS

                                                             David L. Van De Hey
                                                             Secretary
Dated:  March 31, 2000

THE COMPANY WILL MAIL WITHOUT CHARGE TO ANY SHAREHOLDER UPON WRITTEN REQUEST A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED JANUARY 2, 2000, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULE AND A LIST OF EXHIBITS. REQUESTS SHOULD BE SENT TO INVESTOR RELATIONS, ACTEL CORPORATION, 955 EAST ARQUES AVENUE, SUNNYVALE, CALIFORNIA 94086-4533.

                                ACTEL CORPORATION

                         ANNUAL MEETING OF SHAREHOLDERS

                                  May 19, 2000
                        9:00 a.m. Pacific Daylight Time

                                   Press Room
                                 Embassy Suites
                              2885 Lakeside Drive
                             Santa Clara, CA 95054

                                      PROXY

This proxy is solicited by the Board of Directors for use at the annual Meeting on May 19, 2000. The shares of stock you hold in your account or in a dividend reinvestment account will be voted as you specify below.

If no choice is specified, the proxy will be voted "FOR" Items 1, 2, and 3.

By signing the proxy, you revoke all prior proxies and appoint John C. East and Jos C. Henkens, and each of them, with full power of substitution, to vote your shares on the mattes shown on the verse side and any other matters which may come before the Annual Meeting and all adjournments.

                      See reverse for voting instructions.

          The Board of Directors Recommends a Vote FOR Items 1, 2, and 3.

1.   Election of Directors:   01 John C. East
                              02 Jos C. Henkens
                              03 Jacob S. Jacobsson
                              04 Frederic N. Schwettmann
                              05 Robert G. Spencer

       -- Vote FOR all nominees               -- Vote WITHHELD from all nominees

(Instructions:  To withhold  authority to
vote for any  indicated  nominee,  write
the  number(s) of the  nominee(s) in the     -----------------------------------
box provided to the right.)

2.   To approve the Company's 1986 Incentive     -- FOR   -- AGAINST  -- ABSTAIN
     Stock  Option  Plan  as  ammended  and
     restated  to  increase  the  number of
     shares reserved for issuance under the
     Plan  by  5,000  and  to  extend  the
     term of the Plan  from  March  2004 to
     February 2010.

3.   To ratify the  appointment  of Ernst &      -- FOR   -- AGAINST  -- ABSTAIN
     Young LLP as the Company's independent
     auditors.


THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL.

Address Change?  Mark Box --
Indicate changes below:

                                        Date:
                                               ---------------------------------


                                        ----------------------------------------

                                        ----------------------------------------

                                        Signature(s) in Box.

                                        Please  sign  exactly  as  your  name(s)
                                        appear  on  Proxy.   If  held  in  joint
                                        tenancy,    all   persons   must   sign.
                                        Trustees,  administrators,  etc., should
                                        include     title     and     authority.
                                        Corporations should provide full name of
                                        corporation   and  title  of  authorized
                                        officer signing the proxy.